As filed with the Securities and Exchange Commission on June 22, 2020
 Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
___________________________
 FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
___________________________
SPECTRUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	93-0979187
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

11500 South Eastern Avenue, Suite 240, Henderson, Nevada	89052
(Address of Principal Executive Offices)	(Zip Code)

___________________________

Spectrum Pharmaceuticals, Inc. 2018 Long-Term Incentive Plan
(Full title of the plan)
___________________________

Keith McGahan
Executive Vice President, Chief Legal Officer and Corporate Secretary
Spectrum Pharmaceuticals, Inc.
11500 South Eastern Avenue, Suite 240
Henderson, Nevada 89052
(702) 835-6300
(Name, address and telephone number, including area code, of agent for service)
___________________________

Copy to:
Teri O’Brien, Esq.
Paul Hastings LLP
4747 Executive Drive, 12th Floor
San Diego, California 92121
(858) 458-3031

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value per share	8,500,000(2)	$2.94(4)	$24,990,000(4)	$3,243.70
Common Stock, $0.001 par value per share	80,000(3)	$2.94(5)	$235,200(5)	$30.53

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) also covers any additional shares of common stock, par value $0.001 per share (the “Common Stock”), of Spectrum Pharmaceuticals, Inc., a Delaware corporation (the “Company” or the “Registrant”), that may be offered or issued under the Spectrum Pharmaceuticals, Inc. 2018 Long-Term Incentive Plan (the “2018 Plan”) to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration that increase the number of outstanding shares of Common Stock.

(2)	Represents an additional 8,500,000 shares of Common Stock reserved for issuance under the 2018 Plan.

(3)
Represents 80,000 shares of Common Stock granted as a restricted stock award, pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules as an employment inducement award (the "Inducement Grant”), and pursuant to the terms and conditions of the 2018 Plan and a restricted stock award agreement (the “Inducement Award Agreement”).

(4)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) of the Securities Act. The price per share and aggregate offering price are based upon $2.94, the average of the high and low prices of the Common Stock on June 16, 2020 as reported on the NASDAQ Global Select Market.

(5)
Calculated pursuant to Rule 457(h)(1) of the Securities Act, solely for purposes of computing the amount of the registration fee, based on market value of the restricted stock award on the grant date, June 1, 2020.

INTRODUCTORY NOTES

This Registration Statement registers an aggregate of 8,580,000 shares of Common Stock consisting of (i) an additional 8,500,000 shares of Common Stock reserved for issuance under the 2018 Plan that were added to the 2018 Plan pursuant to the share reserve increase approved by the Company’s board of directors (the “Board”) on March 12, 2020 and the Company’s stockholders on June [18], 2020 and (ii) 80,000 shares of Common Stock granted as a restricted stock award, pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules as an employment inducement award, on June 1, 2020. The Inducement Grant was approved by the Board and made pursuant to, and is subject to the terms and conditions of, the 2018 Plan and the Inducement Award Agreement. The Inducement Grant is subject to forfeiture and vests over three years, with one-third of the restricted stock granted thereunder vesting on the anniversary of the grant date in 2021, 2022 and 2023.
INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENTS ON FORM S-8
This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which registration statements on Form S-8 relating to an employee benefit plan are effective. The Registrant previously registered shares of Common Stock for issuance under the 2018 Plan on a Registration Statement on Form S-8, filed with the Securities and Exchange Commission (the “Commission”) on June 18, 2018 (File No. 333-225704), a Post-Effective Amendment No. 1 to Registration Statement on Form S-8, filed with the Commission on June 18, 2018 (File No. 333-160312), and a Post-Effective Amendment No. 1 to Registration Statement on Form S-8, filed with the Commission on June 18, 2018 (Registration No. 333-202761) (collectively, the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements, with respect to the securities offered by the 2018 Plan, are hereby incorporated by reference into this Registration Statement.
PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.        Incorporation of Documents by Reference.
The following documents filed with the Commission by the Registrant are incorporated by reference in this Registration Statement:
(a)    The Registrant’s Annual Report on Form 10-K for its fiscal year ended December 31, 2019, filed with the Commission on March 2, 2020;
(b)    The Registrant’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2020, filed with the Commission on May 7, 2020;
(c)    The Registrant’s Current Reports on Form 8-K, filed with the Commission on March 13, 2020, April 23, 2020 and June 19, 2020; and
(d)    The description of the Common Stock contained in the Registration of Securities of Certain Successor Issuers filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 8-B on June 27, 1997, including any amendment or reports filed for the purpose of updating such description.
All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such reports and other documents, except as to any portion of any such report or other document furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a report or other document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed report or other document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.        Exhibits.

The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

Exhibit No.	Exhibit Description
4.1
Restated Certificate of Incorporation of Spectrum Pharmaceuticals, Inc. (filed as Exhibit 3.1 to the Company's Current Report on Form 8-K, as filed with the Commission on June 18, 2018, and incorporated herein by reference).

4.2
Third Amended and Restated Bylaws of Spectrum Pharmaceuticals, Inc. (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed with the Commission on March 29, 2018, and incorporated herein by reference).

4.3
Spectrum Pharmaceuticals, Inc. 2018 Long-Term Incentive Plan (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 18, 2018 (Commission File 001-35006) and incorporated herein by reference).

4.4
Amendment No. 1 to Spectrum Pharmaceuticals, Inc. 2018 Long-Term Incentive Plan (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 19, 2020 (Commission File 001-35006) and incorporated herein by reference).

5.1*	Opinion of Paul Hastings LLP.

23.1*	Consent of Paul Hastings LLP (contained in Exhibit 5.1 to this Registration Statement).

23.2*	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.

24.1*	Power of Attorney (contained on the signature page of this Registration Statement).

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Henderson, State of Nevada, on this 22nd day of June, 2020.

SPECTRUM PHARMACEUTICALS, INC.
By:	/s/ Kurt A. Gustafson
Kurt A. Gustafson
Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Kurt A. Gustafson and Keith McGahan as his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph W. Turgeon	President and Chief Executive Officer, Director	June 22, 2020
Joseph W. Turgeon	(Principal Executive Officer)

/s/ Kurt A. Gustafson	Executive Vice President and Chief Financial Officer	June 22, 2020
Kurt A. Gustafson	(Principal Financial Officer)

/s/ William L. Ashton	Chairman of the Board and Director	June 22, 2020
William L. Ashton

/s/ Elizabeth A. Czerepak	Director	June 22, 2020
Elizabeth A. Czerepak

/s/ Seth H.Z. Fischer	Director	June 22, 2020
Seth H.Z. Fischer

/s/ Jeffrey L. Vacirca	Director	June 22, 2020
Jeffrey L. Vacirca, M.D., FACP

/s/ Dolatrai M. Vyas	Director	June 22, 2020
Dolatrai M. Vyas, Ph.D.

/s/ Bernice R. Welles	Director	June 22, 2020
Bernice R. Welles, M.D., M.B.A.